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                                                                    EXHIBIT 10.9
                                   BUILDING LEASE
                                  (SINGLE TENANT)


ARTICLE ONE:        BASIC TERMS

     This Article One contains the Basic Terms of this Lease Agreement between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

     Section 1.01   DATE OF LEASE: September 3, 1998.

     Section 1.02 LANDLORD: BR Venture, LLC, a Delaware limited liability company having its principal place of business at 600 Grant Street, Suite 620, Denver, CO 80203.

     Section 1.03 TENANT: Rhythms NetConnections, Inc., a Delaware corporation.

     Section 1.04 PROPERTY: The premises subject to this Lease consists of certain land located in Arapahoe County, Colorado, more particularly described as Lot 1, CENTENNIAL PLAZA FILING NO. 3 (the "Property"), which includes a building containing approximately 46,400 square feet (the "Building") under construction to be known as 6933 S. Revere Parkway, Englewood. The proposed configuration of the Building and related improvements are shown on Exhibit A attached hereto (the Phase I and Phase 11 buildings and parking areas are included for reference only).

     Section 1.05 LEASE TERM: Five years beginning on the Commencement Date (as defined in paragraph 2.03 below), subject to the right of Tenant to extend the term for one option period of three or five years as set forth in Section
2.01 below.

     Section 1.06 PERMITTED USES: Office functions or any other use permitted by applicable zoning ordinances and regulations.

     Section 1.07   TENANT'S GUARANTOR:  None.

     Section 1.08 BROKERS: Frederick Ross Company, representing Landlord, and Grubb & Ellis Company, representing Tenant.

     Section 1.09   COMMISSIONS: Pursuant to separate agreement.

     Section 1.10   INITIAL SECURITY DEPOSIT:  None.

     Section 1.11 VEHICLE PARKING SPACES ALLOCATED TO TENANT: All parking spaces located on the Property as shown on Exhibit A attached hereto, which shall be in the ratio of five spaces for each 1000 square feet of space in the Building and shall conform with applicable zoning regulations.


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     Section 1.12   RENT AND OTHER CHARGES PAYABLE BY TENANT: Subject to
adjustment as provided in section 3.02 below, Tenant shall pay monthly Base Rent in a variable amount based on the following annual per-square-foot rental rates for the Building: $12.00 for the first three years of the Lease Term; $12.25 for the fourth and fifth years of the Lease Term. Once the actual area of the Building is determined by multiplying the per-square-foot rental rate by the actual total area of the Building as determined by Landlord's architect (measured from the outside surface of the outside walls) expressed in square feet (the "Building Area") and the finish of the Building is complete, Landlord and Tenant shall execute an amendment to this Lease setting out the actual amount of Base Rent payable during the initial Lease Term (the "Rent Amendment"), Tenant shall also pay Real Property Taxes (see Section 4.02), Utilities (see Section 4.03), Insurance Premiums (see Section 4.04), Impounds for Insurance Premiums (see Section 4.08), and Maintenance, Repairs and Alterations (see Article Six).

     Section 1.13 RIDERS: The following Riders are attached to and made a part of this Lease: Exhibit A (Site Plan); Exhibit B (Work Letter).

ARTICLE TWO:        LEASE TERM; CONSTRUCTION OBLIGATIONS

     Section 2.01 LEASE OF PROPERTY FOR LEASE TERM. Landlord hereby leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term specified in Section 1.05 above. Landlord hereby grants to Tenant an option ("Option") to extend the term of this Lease for one period of three or five years, at the option of Tenant (the "Option Term"). The Option may only be exercised in the event that Tenant is not in default (beyond any applicable notice and cure periods) under any of the provisions of this Lease. In order to exercise the Option, Tenant must provide written notice of its exercise of the Option to Landlord (the "Extension Notice") at least six months prior to the expiration of the initial Lose Term. Base Rent during the Option Term shall be determined as set forth in Section 3.02 below. In the event that Tenant fails to timely provide the Extension Notice, then Tenant's right to exercise the Option shall automatically terminate. After exercise of the Option as set forth above, Tenant shall have no further right to extend the term of this Lease.

     Section 2.02 CONSTRUCTION OBLIGATIONS. The Building and related improvements, including tenant improvements, will be constructed substantially as shown on Exhibit A attached hereto (the "Site Plan") in accordance with Exhibit B attached hereto. Landlord shall obtain industry standard warranties from the contractors and subcontractors which perform Landlord's Work, and shall be solely responsible for presenting and pursuing warranty claims arising from any defects in Landlord's Work promptly after written notice thereof from Tenant. Landlord shall also be solely responsible for correcting any latent defects in Landlord's Work which are discovered after the expiration of the applicable warranty period.

     Section 2.03 SUBSTANTIAL COMPLETION; COMMENCEMENT DATE. The term "Substantial Completion" as used herein shall mean that Landlord's Work is complete to the point where Tenant may obtain a building permit for the Tenant Finish Work (as confirmed in writing by Landlord or its architect). Based on Landlord's current construction schedule, the projected date of Substantial Completion is October 1, 1998, Tenant may enter the Building prior to Substantial Completion to prepare for occupancy, so long as such activities do not interfere with Landlord's


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construction activities.  As used in this Lease, the term "Commencement Date"
shall mean the date which is sixty (60) days after Substantial Completion.

     Section 2.04   ALLOWANCES.

          (a) Landlord shall pay $.10 per square foot for a preliminary space plan (including up to two revisions), $1.25 per square foot to pay the cost of construction/mechanical/electrical drawings, plus an amount equal to $23.00 multiplied by the Building Area (together, the "Tenant Allowance") to cover costs associated with design and construction of Tenant Improvements. When all Tenant Improvements have been completed and paid for, and prior to the execution of the Rent Amendment (as defined in Section 1.12 above), Landlord and Tenant shall compare the total expenditures for Tenant Improvements with the total amount of the Tenant Allowance. Tenant shall be solely responsible for paying any such expenditures which are in excess of the Tenant Allowance. Any portion of the Tenant Allowance which is not needed to pay for the initial Tenant Improvements shall be reserved for 12 months after Substantial Completion and shall be paid to Tenant as reimbursement for any additional tenant improvements to the Building made by Tenant, promptly after receipt by Landlord of a written request therefor accompanied by reasonable supporting documentation.

          (b) Upon Substantial Completion, Landlord shall pay to Tenant the sum of $50,000 as an allowance against moving expenses.

     Section 2.05 HOLDING OVER. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant's delay in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Property shall be a "month-to-month" tenancy, subject to all of the terms of this Lease except that the Base Rent then in effect shall be increased by twenty-five percent (25%).

ARTICLE THREE:      BASE RENT

     Section 3.01 TIME AND MANNER OF PAYMENT. Tenant shall pay Base Rent to Landlord in the amount stated in Paragraph 1.12 (prorated for any partial month at the beginning or end of the Lease Term) on the Commencement Date and on the first day of each month thereafter during the Lease Term, in advance, without offset (except as expressly provided in this Lease), deduction or prior demand; provided, however, that (i) Tenant shall have no obligation to pay Base Rent for the first 30 days of the Lease Term, and (ii) Tenant shall only be obligated to pay Base Rent for 30,000 square feet of the Building for 165 days thereafter (that is, until the 190th day of the Lease Term), after which Base Rent shall be payable for the entire Building Area. Base Rent shall be payable at Landlord's address or such other place as Landlord may designate in writing.

     Section 3.02 BASE RENT DURING OPTION TERM. If Tenant exercises its Option to extend the term of this Lease as provided in Section 2.01 above, Base Rent for the Option Term shall be determined by the parties based on the market rate then prevailing (including


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commissions, tenant concessions and construction allowance) in the Southeast
Denver metropolitan area for leases of space of similar size and finish in commercial properties of similar size and condition to the Property for three-year or five-year leases, as applicable ("Market Rate"). Landlord and Tenant shall endeavor in good faith to agree upon Base Rent for the Option Term within thirty (30) days after Landlord receives the Extension Notice provided in
Section 2.01 above. If the parties agree on Base Rent for the Option Term within such period, they shall immediately execute an amendment to this Lease stating the Base Rent for the Option Term. If the parties are unable to agree on Base Rent for the Option Term within such period, Landlord and Tenant shall promptly thereafter jointly select three licensed real estate brokers experienced in the leasing of commercial real estate in the Southeast Denver metropolitan area who shall advise Landlord and Tenant in writing of their opinion of Market Rate, and Base Rent for the Option Term shall be established accordingly. In no event shall Base Rent during the Option Term be less than Base Rent for the last year of the initial Lease Term.

ARTICLE FOUR:       OTHER CHARGES PAYABLE BY TENANT

     Section 4.01 ADDITIONAL RENT. All charges payable by Tenant other than Base Rent are called "Additional Rent". Unless this Lease provides otherwise, Tenant shall pay all, Additional Rent then due with the next monthly installment of Base Rent The term "Rent" shall mean Base Rent and Additional Rent.

     Section 4.02   PROPERTY TAXES.

          (a) REAL PROPERTY TAXES. Tenant shall pay all real property taxes on the Property (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Property by or for the benefit of Tenant) attributable to the Lease Term directly to the taxing authority not less than ten days prior to the delinquency date thereof, and shall promptly furnish to Landlord satisfactory written evidence of payment. If Tenant fails to pay the real property taxes before delinquency, Landlord May pay the taxes and Tenant shall reimburse Landlord for the amount so paid (including any penalties and interest) as Additional Rent. If any penalties or interest are imposed by the taxing authority for delays in payment caused by Landlord, Landlord shall be solely responsible for payment of such penalties and interest.

          (b)       DEFINITION OF "REAL PROPERTY TAX."   "Real property tax"
     means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any re-assessment of the Property due to a change of ownership, as defined by applicable law; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes, or any tax imposed upon this transaction or any other transfer of all or part of Landlord's interest in the Property.


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          (c)       PERSONAL PROPERTY TAXES.  Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant, and shall try to have personal property taxed separately from the Property.

     Section 4.03 UTILITIES. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property.

     Section 4.04   INSURANCE POLICIES.

          (a) LIABILITY INSURANCE. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property, specifically including Tenant's use of chemicals at the Property. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance she be One Million Dollars ($1,000,000) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisors and other relevant factors. The liability insurance obtained by Tenant under this Paragraph 4.04(a) shall (i) be primary and non-contributing, (ii) contain cross-liability endorsements, and (iii) insure Landlord against Tenant's performance under Section 5,05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. Any such policy shall be obtained by Landlord at Landlord's sole expense, shall not be contributory and shall not provide primary insurance.

          (b) PROPERTY AND BUSINESS INTERRUPTION INSURANCE. During the Lease Term, Tenant shall maintain a policy of insurance covering loss of or damage to the Property (including Tenant's fixtures, equipment and leasehold improvements) in the full amount of its replacement value and including business interruption insurance in an amount sufficient to pay one year's Base Rent plus estimated real property taxes and insurance premiums. Landlord and Landlord's mortgagee shall be named loss payee under such policy, as their interests may appear. Such policy shall contain an Inflation Guard endorsement, shall not provide for any deductible amount greater than $10,000, and shall provide protection against all perils included within the classification of fire, extended coverage (including any perils arising from Tenant's use of chemicals at the Property), vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary (including flood and earthquake insurance, if required by any lender holding a security interest in the Property). Tenant shall not do or permit anything to be done which invalidates any such insurance policies.


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          (c)       PAYMENT OF PREMIUMS.  Subject to Section 4.08, Tenant shall pay all premiums for the insurance policies described in Paragraphs 4.04(a) and 4.04(b) when due, except that Landlord shall pay all premiums for non-primary comprehensive public liability insurance which Landlord elects to obtain as provided in Paragraph 4.04(a). Before the Commencement Date, Tenant shall deliver to Landlord a certificate of insurance, executed by an authorized officer or agent of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information which Landlord reasonably requires. At last thirty (30) days prior to the expiration of any such policy, Tenant shall deliver to Landlord reasonably satisfactory evidence of renewal.

          (d) NOTICE OF CANCELLATION. Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord written notice of any cancellation or modification of coverage not less than thirty (30) days prior to the effective date of change (or not less than ten (10) days prior to the effective date of change, if Tenant has used its best efforts to obtain a longer notice period but has been unable to de so). If any insurance policy is cancelled on account of the business or activities of Tenant, Tenant shall immediately cease such activities or secure a replacement policy acceptable to Landlord.

          (e) FAILURE TO OBTAIN OR CONFIRM COVERAGE. If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is cancelled or modified during the Lease Term without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

          (f) MINIMUM STANDARDS. Tenant shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" of A-12 or better, as set forth in the most current issue of "Best Key Rating Guide". Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

          (g) WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.


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     Section 4.05   MAINTENANCE OF PROPERTY.  Tenant shall pay all costs to
maintain the Property as provided in Section 6.04 below.

     Section 4.06 LATE CHARGES. Tenant's failure to pay Rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive, more than twice in any period of twelve consecutive months, any Rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord a late charge equal to five percent (5%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

     Section 4.07 INTEREST ON PAST DUE OBLIGATIONS. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate equal to the prime commercial lending rate announced from time to time by Bank of America, N.A. plus 3% per annum (the "Default Rate") from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

     Section 4.08 IMPOUND FOR INSURANCE PREMIUMS. Tenant shall pay Landlord a sum equal to one-twelfth (1/12) of the annual insurance premiums payable by Tenant under this Lease, together with each payment of Base Rent, and Tenant shall be relieved of its obligations to pay insurance premiums to the full extent of the amount so paid to Landlord. Landlord shall hold such payments in a non-interest bearing impound account. If unknown, Landlord shall reasonably estimate the amount of real insurance premiums when due. Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease.

ARTICLE FIVE:       USE OF PROPERTY

     Section 5.01 PERMITTED USES. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above.

     Section 5.02 Manner of Use. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of owners or occupants of adjacent properties, or which constitute a nuisance or waste. Although Landlord shall be responsible for obtaining the permits for any work on the Building which Landlord is obligated to perform hereunder, Tenant shall pay for all permits, including a Certificate of Occupancy, required for Tenant's occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act and all laws and regulations regarding the use, storage and disposal of anything used in its manufacturing or


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otherwise.  Landlord shall cooperate as reasonably necessary in any application by Tenant for governmental permits relating to use of the Property consistent with this Lease.

     Section 5.03   HAZARDOUS MATERIALS.

          (a) As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

          (b) Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Material. Landlord acknowledges that Tenant will store and use on the Property the Hazardous Materials listed or described on Exhibit C attached hereto, and Tenant covenants and agrees that all storage, use or other disposition of all such Hazardous Materials shall be in strict compliance with all applicable laws, ordinances and regulations. In any event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property.

          (c) Landlord represents and warrants to Tenant that as of the date of this Lease, there are (and as of the Commencement Date there will be) no Hazardous Materials on or other environmental conditions affecting the Building or the rest of the Property in violation of any applicable law. Landlord agrees to indemnify, defend and hold Tenant and its officers, employees and agents harmless from any claims, judgments, damages, penalties, fines, costs, liabilities (including sums paid in settlement of claims) or loss, including actual attorney fees, consultant fees and expert fees, which arise during or after the term of this Lease from or in connection with the presence or suspected presence of Hazardous Materials in the Building or in the soil, groundwater or soil vapor on or under the Property, unless the Hazardous Materials are present solely as a result of the negligence or willful misconduct of Tenant, its officers, employees or agents. The foregoing indemnities shall not be construed to limit or adversely affect the ability of either Landlord or Tenant to avail itself of the benefits of the insurance coverages set forth in this Lease. The foregoing indemnification shall survive the expiration or earlier termination of this Lease.

     Section 5.04 SIGNS AND AUCTIONS. Tenant shall not place any signs on the Property without Landlord's prior written consent, which shall not be unreasonably withheld so long as


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the proposed signs comply with applicable zoning regulations.  Tenant shall not conduct or permit any auctions or sheriff's sales at the Property.

     Section 5.05   INDEMNITY.

          (a) Subject to applicable insurance coverage and to the waiver of subrogation contained in Section 4.04(g), Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from (i) Tenant's use of the Property, (ii) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence of use of Hazardous Material caused or permitted by Tenant, (iii) any breach or default in the performance of Tenant's obligations under this Lease, (iv) any misrepresentation or breach of warranty by Tenant under this Lease, or
     (v) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim.

          (b) Landlord shall indemnify Tenant against and hold Tenant harmless from any and all costs, claims or liability arising from (i) Landlord's use of the Property, (ii) anything done or permitted by Landlord to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence of use of Hazardous Material caused or permitted by Landlord, (iii) any breach or default in the performance of Landlord's obligations under this Lease, (iv) any misrepresentation or breach of warranty by Landlord under this Lease, or (v) other negligent or wrongful acts or omissions of Landlord. Landlord shall defend Tenant against any such cost, claim or liability at Landlord's expense with counsel reasonably acceptable to Tenant or, at Tenant's election, Landlord shall reimburse Tenant for any legal fees or costs incurred by Tenant in connection with any such claim.

          (c) As a material part of the consideration to Landlord, Tenant hereby assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's negligence or willful misconduct.

          (d) As used in this Section, the term "Tenant" shall include Tenant's employees, agents, contractors and invitees, if applicable, and the term "Landlord" shall include Landlord's agents, partners, officers, managers, employees and lenders.

     Section 5.06 LANDLORD'S ACCESS. Landlord or its agents may enter the Building at all reasonable times to show the Building to potential buyers, investors or other parties, to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material, or for any other purpose Landlord deems necessary. In all events, Landlord shall make a good faith effort to minimize the effect of any such entry on Tenant's business in the Building. Except in the case of an emergency, Landlord shall give Tenant reasonable prior notice of such entry and Tenant shall


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have the right, if it has reasonable suspicion, to approve who may tour or inspect the Property, to designate an agent of Tenant to accompany Landlord on any inspection, or to devise reasonable procedures to ensure that no trade secrets or confidential information is being misappropriated or taken. Landlord may place customary "For Sale" or "For Lease" signs on the Property during the last six months of the Lease Term.

     Section 5.07 QUIET POSSESSION. If Tenant pays the rent and is not in default beyond any applicable notice and cure period, Tenant may occupy and enjoy the Building and the remainder of the Property for the full Lease Term, subject to the provisions of this Lease.

ARTICLE SIX:        CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

     Section 6.01 EXISTING CONDITIONS. Tenant understands and acknowledges that Tenant's occupancy and use of the Property is subject to certain recorded mattes, laws, ordinances, and governmental regulations and orders. Landlord represents and warrants that no matter of record substantially impairs Tenant's ability to occupy and use the Property in accordance with the provisions of this Lease. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use other than that upon Substantial Completion, the Building shall be suitable for construction of the Tenant Improvements.

     Section 6.02 EXEMPTION OF LANDLORD FROM LIABILITY. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant or anyone claiming by or through Tenant in or about the Property, whether such damage or injury is caused by or results from (i) fire, steam, electricity, water, gas or rain, (ii) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause, or (iii) conditions arising in or about the Property, or from other sources or places which are not under the ownership or control of Landlord. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant (unless Landlord has failed to correct the cause of such damage or injury within a reasonable time after notice of the condition). The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord's negligence or willful misconduct.

     Section 6.03   LANDLORD'S OBLIGATIONS.

          (a) Except as provided in Article Seven (Damage and Destruction) and Article Eight (Condemnation), Landlord shall maintain the foundations, exterior walls (excluding windows, doors, plate glass) and the interior surfaces of exterior walls and painting of the exterior surfaces of exterior walls) and roof of the Building in good condition and repair, at Landlord's sole expense. Landlord shall have no other obligation to bear any other expense of operation or maintenance of the Property (subject to Landlord's obligations under Section 2.03 to correct any latent defects in Landlord's Work or Tenant's Improvements).

          (b) Landlord shall maintain the mechanical systems and utilities serving the Building and all parking areas, driveways, sidewalks, loading areas, access roads, corridors, fences, landscaping and planted areas of the Property in good order, condition and repair, consistent with first-class office/warehouse commercial property. Tenant shall pay all costs incurred by Landlord for such Maintenance ("Property Expenses"), including without limitation costs and expenses for the following: gardening and landscaping; exterior building repainting and glass cleaning, as necessary; resurfacing of asphalt parking areas and driveways if further patching or other repair is inconsistent with a first-class property or if the cost of such resurfacing, amortized as an annual charge over the expected useful life of the new surface, will be comparable to or less than the annual cost of repair); utilities, water and storm sewer charges; repairing, resurfacing, painting, lighting, cleaning, refuse removal, security and similar items; and a reasonable allowance to Landlord or Landlord's agent (which may include Chandelle Development LLC, an affiliate of Landlord) for management and supervision. Landlord may cause any or all of such services to be provided by third parties at market rates for similar services including all customary elements, and the cost of such services shall be charged to Tenant in conformity with generally accepted accounting principles, consistently applied.

          (c) Landlord shall estimate in advance the Property Expenses payable by Tenant hereunder for each calendar year during the term of this Lease, and shall provide statements of such estimated costs to Tenant annually (provided, however, that Landlord may adjust such estimates at any time based upon Landlord's experience and reasonable anticipation of costs). Tenant shall pay annual Property Expenses (prorated for any fractional month) in monthly installments concurrently with payment of Base Rent. Within ninety (90) days after the end of each calendar year of the Lease term, Landlord shall deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the Property Expenses paid or incurred by Landlord during the preceding calendar year. Upon receipt of such statement, there Shall be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be) so that Landlord shall receive the entire amount of Building Expenses for such period. Tenant shall have the right, within sixty (60) days after receipt of any such statements of estimated costs or annual reconciliation, to question in writing any particular item or items of expense which Tenant believes in good faith are not chargeable to Tenant under this Lease or are excessive and, if Landlord is unable to resolve the items in question to the reasonable satisfaction of Tenant within a reasonable time, the matter shall be referred for determination to an independent commercial property management professional selected jointly by Landlord and Tenant. Tenant shall nonetheless continue to pay installments against Property Expenses based on Landlord's estimate or reconciliation pending resolution of the dispute. Tenant shall also have the right to audit Landlord's books and records relating to Property Expenses, at Tenant's expense, not more frequently than once per calendar year.

          (c) Landlord shall make repairs under this Section 6.03 within a reasonable time after receipt of written notice from Tenant of the need for such repairs. Tenant waives the benefit of any statute in effect now or in the future which might give Tenant The right to make repairs at Landlord's expense (subject to the provisions of Section

     10.05 below) or to terminate this Lease due to Landlord's failure to keep the Property in good order, condition and repair as required under this
     Section 6.03.

     Section 6.04   TENANT'S OBLIGATIONS.

          (a) Except as provided in Section 6.03, Article Seven (Damage and Destruction) and Article Eight (Condemnation), Tenant shall keep all portions of the Building in good order, condition and repair (including. interior repainting and refinishing, as needed). If any portion of the Building which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Building. If any part of the Property is damaged by any negligent or wrongful act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property in excess of proceeds of applicable insurance, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the intention of Landlord and Tenant that Landlord shall deliver the Building to Tenant as an attractive and first-class office/warehouse budding in fully operative condition, and that at all times thereafter Tenant shall maintain in the same condition all portions of the Building which Tenant is obligated to maintain (ordinary wear and tear and damage by the elements excepted).

          (b)       Tenant shall fulfill all of Tenant's obligations under this
     Section 6.04 at Tenant's sole expense. If Tenant fails to effect any maintenance, repair or replacement required by this Section 6.04, Landlord may, upon ten (10) days prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all reasonable costs incurred in performing such maintenance or repair immediately upon demand.

     Section 6.05   ALTERATIONS, ADDITIONS AND IMPROVEMENTS.

          (a) Tenant shall not make any alterations, additions or improvements to the Property (other than Tenant's Improvements) without Landlord's prior written consent, except for non-structural alterations which do not exceed Forty Thousand Dollars ($40,000) in cost cumulatively over the Lease Term and which are not visible from the outside of the Building. Landlord may require Tenant to provide demolition and/or lien and completion bonds for amounts in excess of $40,000 in form and amount reasonably satisfactory to Landlord. Tenant shall promptly remove any alterations, additions or improvements constructed in violation of this Paragraph 6.05(a) upon Landlord's written request. All alterations, additions and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts and proof of payment for all labor and materials.

          (b) Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least ten (10) days' prior written notice of the commencement of any work on the Property, regardless of whether Landlord's consent m such work is required. Landlord may elect to record and post notices of non-responsibility on the Property,

          (c) Tenant shall have not have the right to remove any fixtures or installed at the Property unless, prior to installation of any such fixtures, Tenant shall notify Landlord in writing of such installation and of Tenant's intent to retain ownership of such fixtures and Landlord agrees in writing that such fixtures may be installed at the Property and shall remain the property of Tenant (which agreement shall not be unreasonably withheld). Any such fixtures so installed at the Property with the written agreement of Landlord shall be considered to be "Tenant's Equipment" for purposes of Section 6.06 below.

     Section 6.06 CONDITION UPON TERMINATION. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for damage by the elements and ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the expiration of the Lease and to restore the Property to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord (at the time of granting consent, if required) has not required Tenant to remove shall be Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's Equipment which can be removed without material damage to the Property. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any of Tenant's Equipment. In no event shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent; any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners (other than package units) or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

ARTICLE SEVEN:      DAMAGE OR DESTRUCTION

     Section 7.01   PARTIAL DAMAGE TO PROPERTY.

          (a) Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Budding. If the Building is only partially damaged (that is, less than fifty percent (50%) of the Property is untenantable as a result of such damage or less then fifty percent (50%) of Tenant's operations are materially impaired) and can be repaired within 120 days (in the written opinion of a licensed architect), and if insurance proceeds are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage to the Building (including Tenant's fixtures, equipment and improvements, to the extent of available insurance proceeds) as soon as reasonably possible.

          (b) If the insurance proceeds are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Tenant maintains under Paragraph 4.04(b), Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall (subject to the terms of this Lease) pay Landlord the "deductible amount" (if any) under Tenant's insurance policies and, if the damage was due to an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate the Lease, Tenant may elect to continue this Lease in fall force and effect, in which case Tenant shall repair any damage to the Property and pay the cost of such repair, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord's termination notice.

          (c)       If (i) the damage to the Building occurs during the last six
     (6) months of the Lease Term and such damage will require more than thirty
     (30) days to repair or (ii) any damage to the Building is so severe (in the written opinion of Landlord's architect) that it cannot practically be repaired within 120 days (or within 150 days, if any mortgagee of the Property will not permit termination of this Lease by Tenant for damage requiring less than 150 days to repair despite Landlord's best efforts to obtain such mortgagee's approval of a 120-day repair period), either Landlord or Tenant may elect to terminate this Lease of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.

          (d)       Any rights of Tenant to terminate this Lease under this
     Section 7.02 may not be exercised by Tenant if Tenant or its agents or employees were the cause of the damage.

     Section 7.02 SUBSTANTIAL OR TOTAL DESTRUCTION. If the Building is substantially or totally destroyed by any cause whatsoever (that is, the damage to the Property is greater than partial damage as described in Section 7.01), this Lease shall terminate as of the date the destruction occurred, regardless of whether Landlord receives any insurance proceeds. Notwithstanding the preceding sentence, if the Building can be rebuilt within 120 days after the date of destruction (in the written opinion of a licensed architect), Landlord may elect to rebuild the Building at no expense to Tenant, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after Tenant's notice of the occurrence of total or substantial destruction. If Landlord so elects, Landlord shall rebuild the Property at Landlord's sole expense, except that if the destruction was caused by an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, Tenant shall pay Landlord the difference between the actual cost of repair and any insurance proceeds received by Landlord (except m the extent that such difference results from failure of Landlord to carry casualty insurance of the types and in the amounts required by this Lease). Any rights of Tenant hereunder may not be exercised by Tenant if Tenant or its agents or employees were the cause of the damage.

     Section 7.03 TEMPORARY REDUCTION OF RENT. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, Rent shall continue to be due in accordance with this Lease; however, Base Rent shall be paid from proceeds of Landlord's loss of rents insurance to the full available extent of such insurance and, to the extent that such proceeds are not available or have been exhausted, Base Rent shall abate during the period of reconstruction proportionately to the area of the Building involved in such reconstruction. Except as so provided, Tenant shall not be entitled to any compensation, reduction or reimbursement from Landlord as a result of any damage, destruction, repair or restoration of or to the Property.

     Section 7.04 WAIVER. Tenant waives the protection of any statute, code or judicial provision which grants a tenant the right to terminate a lease in the event of a substantial or total destruction of the leased property. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction of the Building.

ARTICLE EIGHT:      CONDEMNATION

     If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the Building is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or, in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Building not taken, except that the Rent shall be reduced in proportion to the reduction (if any) in the floor area of the Building. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall as soon as reasonably practicable repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay at least 80% of the cost of such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

ARTICLE NINE:       ASSIGNMENT AND SUBLETTING

     Section 9.01 LANDLORD'S CONSENT REQUIRED. No portion of the Property or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Section 9.02 below. Landlord has the right to grant or withhold its consent as provided in Section 9.05 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease.

     Section 9.02 TENANT AFFILIATE. Tenant may assign this Lease or sublease the Property, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of, consolidation with or acquisition of Tenant ("Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease.

     Section 9.03 NO RELEASE OF TENANT. No transfer permitted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the Rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

     Section 9.04 LANDLORD'S CONSENT. Tenant's request for consent to any transfer described in Section 9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (such as the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information which Landlord reasonably deems relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Property; (ii) the net worth and financial reputation of the proposed assignee or subtenant; (iii) absence of material default by Tenant in regard to its obligations under the Lease; and (iv) such other factors as Landlord may reasonably deem relevant. Landlord shall be deemed to have consented to an assignment of Tenant's rights under this Lease if Landlord falls to respond to a written request for such consent within 15 days after receipt of such request.

     Section 9.05 NO MERGER. No merger shall result from Tenant's sublease of the Property under this Article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all sub-tenancies.

ARTICLE TEN:        DEFAULTS; REMEDIES

     Section 10.01 COVENANTS AND CONDITIONS. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of tile Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions,

     Section 10.02  DEFAULTS.  Tenant shall be in material default under this
Lease:

          (a) If Tenant abandons the Building, or if Tenant's vacation of the Building results in the cancellation of any insurance described in
     Section 4.04 which is not promptly replaced by Tenant;

          (b)       If Tenant fails to pay Rent or any other charge within ten
     (10) days after written notice from Landlord that such payment is due;

          (c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord (provided, however, that if more than thirty
     (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the 30-day period and thereafter diligently pursues is completion); and

          (d) If (i) Tenant makes a general assignment or general arrangement for the benefit of creditors, (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within sixty (60) days, (iii) a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in the Lease and possession is not restored to Tenant within thirty (30) days, or
     (iv) substantially all of Tenant's assets located at the Property or of Tenant's interest in the Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days (provided, however, that if a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the Rent (or any other consideration paid in connection with such assignment or sublease) over the rent payable by Tenant under this Lease.

Any notice required by this Section 10.02 is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.


     Section 10.03 REMEDIES. On the occurrence of any material default by Tenant which is not cured within any applicable grace period, Landlord may take any of the following actions at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have.

          (a) Landlord may terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease, at Landlord's option and election, shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent and all

Additional Rent and other charges which Landlord has earned at the time of the termination, (ii) the worth at the time of the award of the amount by which the unpaid Base Rent and all Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceed the amount of such rental loss that Tenant proves Landlord could have reasonably avoided;
(iii) the net present value of the worth at the time of the award of the amount by which the unpaid Base Rent and all Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of tile Property, Landlord's reasonable attorney fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the Default Rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

          (b) Landlord may maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due.

          (c) Landlord may pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

If Tenant has abandoned the Property, Landlord shall have the option of retaking possession of the Property and recovering from Tenant the amount specified in subparagraph (a) above, or proceeding under subparagraph (b) above. All rights and remedies provided to Landlord hereunder are cumulative with all other rights and remedies provided hereunder or otherwise available at law or in equity, and Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

     Section 10.04 LANDLORD DEFAULT; TENANT'S RIGHT TO OFFSET. In the event that Landlord fails to comply with any covenant or satisfy any other obligation set forth in this Lease within 30 days after written notice of the condition requiring action (or immediately after such written notice, if such condition creates an emergency), Tenant may take all reasonable steps to correct such condition and shall have the right to offset the cost of such action against the next installment or installments of Base Rent.

ARTICLE ELEVEN:     PROTECTION OF LENDERS

     Section 11.01 SUBORDINATION. Tenant acknowledges that the Property is currently subject to an existing deed of trust to which this Lease is subordinate. Landlord shall, prior to the Commencement Date, obtain from the beneficiary of such deed of trust a non-disturbance agreement, in form reasonably satisfactory to Tenant, relating to this Lease and Tenant's leasehold interest hereunder. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease, and in that regard Tenant shall execute such further documents and assurances as such lender may require; provided, however, that any such lender or ground lessor shall also execute a non-disturbance agreement, in form reasonably satisfactory to Tenant, confirming that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), the financial terms of this Lease shall not be changed and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the Rent and performs all of Tenant's obligations under this Lease and is not otherwise in default beyond any applicable notice and cure period.
If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of such ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior to subsequent to the date of such ground lease, deed of trust or mortgage or the date of recording thereof.

     Section 11.02 ATTORMENT. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

     Section 11.03 SIGNING OF DOCUMENTS. Tenant shall sign and deliver any instrument or documents necessary to evidence any such attornment or subordination or agreement to do so within ten (10) days after written request.

     Section 11.04 ESTOPPEL CERTIFICATES. Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may reasonably require. Tenant shall deliver such statement to Landlord within ten
(10) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property, who may rely conclusively upon such statement as true and correct.

     Section 11.05 TENANT'S FINANCIAL CONDITION. Tenant hereby warrants, represents, and agrees that it has the financial ability to perform all obligations and covenants hereunder. Tenant agrees that it will immediately advise landlord of any adverse financial reports or matter which might materially impair Tenant's ability to perform its obligations and covenants hereunder. Tenant shall deliver to any lender designated by Landlord any internally-prepared (or audited, if available) financial statements which may be required by such lender to facilitate the financing and refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement will be a true and accurate statement as of the date thereof. Landlord shall execute a confidentiality agreement, in form reasonably satisfactory to Tenant, in which Landlord confirms that all such financial statements shall be kept confidential and shall be used only for the purposes set forth in this Lease.

ARTICLE TWELVE:     LEGAL COSTS

     Section 12.01 LEGAL PROCEEDINGS. If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breath or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the parry in whose favor a judgment is entered, a reasonable sum as attorney fees and costs. The losing party in such action shall pay such attorney fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action which is: (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

     Section 12.02 LANDLORD'S CONSENT. Tenant shall pay Landlord's reasonable attorney fees incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.

ARTICLE THIRTEEN:   FIRST RIGHT OF REFUSAL

     The Building is one of three similar office/warehouse buildings owned by Landlord near the intersection of Briarwood Avenue and S. Revere Parkway. If, at any time during the first 30 months of the Lease Term, any area in the other two buildings which contains at least 10,000 square feet of space becomes available for lease (a space shall not be considered available for lease if it remains subject to any right of refusal previously granted to Big O Development, Inc., AT&T, or Pitney Bowes Inc.), Landlord shall so notify Tenant in writing, and Tenant shall have the right, exercisable in writing delivered to Landlord within five business days after receipt of Landlord's notice of availability, to lease not less than 10,000 square feet or more than 20,000 square feet of such space at the Market Rate (determined as described in Section 3.02 above).


ARTICLE FOURTEEN:   MISCELLANEOUS PROVISIONS

     Section 14.01  LANDLORD'S LIABILITY; CERTAIN DUTIES.

          (a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or the leasehold estate under a ground lease of the Property at the time in question. Each Landlord is obligated to perform the obligation of Landlord under the Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer, provided that the transferee assumes in writing all such subsequent obligations. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

          (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address has been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such nonperformance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such 30-day period and thereafter diligently pursued to completion.

          (c) Notwithstanding any term of provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Property, and neither the Landlord nor its partners, shareholders, officers, members, managers or other principals shall have any personal liability under this Lease.

     Section 14.02 SEVERABILITY. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

     Section 14.03 INTERPRETATION. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders she each include the others. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or other using the Property with Tenant's expressed or implied permission.

     Section 14.04 INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS. This Lease is the only agreement between the parties pertaining to the Property, and supersedes all prior written and oral agreements. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

     Section 14.05 NOTICES. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid, or by any recognized national overnight courier service. Notices to Tenant shall be delivered to the Building (with a copy to Blumenfeld & Cohen, 1615 M Street, N.W., Suite 700. Washington, D.C. 20036), except that upon Tenant's taking possession of the Property, the Property shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

     Section 14.06 WAIVERS. All waivers must be in writing and signed by the waiving party. Either party's failure to enforce any provision of this Lease, or Landlord's acceptance of Rent, shall not be a waiver and shall not prevent such party from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

     Section 14.07 NO RECORDATION. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requesting such recording shall pay all transfer taxes and recording fees.

     Section 14.08 BINDING EFFECT; CHOICE OF LAW. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease, and the exclusive venue for any action relating to this Lease shall be in Colorado.

     Section 14.09 CORPORATE, COMPANY OR PARTNERSHIP AUTHORITY. If Tenant is an entity, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation, company or partnership, as the case may be. If Landlord so requests, Tenant shall promptly deliver to Landlord written evidence of such authority, in form and substance reasonably acceptable to Landlord.

     Section 14.10 FORCE MAJEURE. If Landlord (or Tenant) cannot perform any of its obligations due to events beyond the control of Landlord (or Tenant), the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond a party's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or materials government regulation or restriction and weather conditions, but shall not include any inability to pay money.

     Section 14.11 EXECUTION OF LEASE. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either parry until executed and delivered by both parties.

     Section 14.12 SURVIVAL. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

ARTICLE FIFTEEN:    BROKERS

     Landlord and Tenant acknowledge that Frederick Ross Company has represented Landlord and Grubb & Ellis Company has represented Tenant in this transaction, and that Landlord shall pay any commissions due to these brokers pursuant to separate agreement. If either party has dealt with any other real estate broker, person or firm with respect to leasing or renting space in the Building, such party shall be solely responsible for the payment of any fee due such broker, person or firm and shall indemnify and hold the other party harmless from and against any liability with respect thereto.


     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date set forth in Section 1.01 above.

                                   LANDLORD:

                                   BR VENTURE, LLC,
                                   a Delaware limited liability company

                                   By   BRIARWOOD/REVERE DEVELOPMENT LLC, a
                                        Colorado limited liability company,

                                   By  /s/ [ILLEGIBLE]
                                      -------------------------------------
                                                       Manager

                                   TENANT:

                                   RHYTHMS NETCONNECTIONS, INC.
                                   a Delaware corporation

                                   By  /s/ James Greenberg           9/3/98
                                      -------------------------------------

                           BRIARWOOD REVERE I, II AND III





                                     [DIAGRAM]

                                     EXHIBIT B

                                September ____ 1998

Rhythms Netconnections, Inc.

---------------------

---------------------

---------------------

     Re:  Tenant:   Rhythms NetConnections, Inc.

          Premises: Approximately 46,400 rentable square feet of space in the Briarwood Revere III building (the "Premises")

          Address:  6933 South Revere Parkway, Englewood, CO

Gentlemen:

     Concurrently herewith, you as Tenant and the undersigned as Landlord have executed a Lease (the "Lease") covering the Premises (the provisions of the Lease are hereby incorporated by reference as if fully set forth herein). In consideration of the execution of the Lease, Landlord and Tenant mutually agree as follows:

                                I.   LANDLORD'S WORK

     1.1 Landlord, at its sole cost and expense, shall cause the Building, as defined in the Lease, and related improvements, to be constructed in accordance with Exhibit A, as supplemented by those specific items contained in Schedule 1 attached hereto and incorporated herein by this reference ("Landlord's Work"). For purposes of this Work Letter, Landlord's Work shall also include installation of all windows in the Building as well as insulation of sprinklers in connection with landscaping. The complete list of plane and specifications for Landlord's Work shall be attached hereto as Schedule 2 and incorporated herein by this reference (the "Plans and Specifications"). Landlord shall (i) cause the Landlord's Work to be done in a good and workmanlike manner, using first-class materials, in compliance with all applicable federal, state and local laws, regulations, codes, ordinances and lawful orders of public authorities (collectively, "Legal Requirements"), including, without limitation, the Americans With Disabilities Act of 1990 ("ADA"), in substantial conformity with the Plans and Specifications; (ii) cause Landlord's Work to be carried forward expeditiously and with adequate work forces so as to achieve Substantial Completion (defined below) of the Landlord's Work on or before October 1, 1998. In the event Landlord has not achieved Substantial Completion of Landlord's Work on or before October 1, 1998 (the "Penalty Date"), then Tenant shall receive a credit against Base Rent in the amount of $1,000 for each day beyond the Penalty Date that Landlord has not achieved Substantial Completion and such failure causes a delay in the commencement of the Tenant Finish Work. If Landlord has not achieved Substantial Completion on or before January 1, 1999 (the "Second Penalty Date"), then Tenant shall receive a credit against Base Rent in the amount of $1,500 for each day beyond the Second Penalty Date that Landlord has not achieved Substantial Completion. For purposes of this subsection, the term "Substantial Completion" shall have the meaning set forth in Section 2.03 of the Lease Upon Substantial Completion, Tenant and Landlord shall jointly inspect the Building and related improvements in order to determine and record its condition and to prepare a comprehensive list of items that have not been completed (or which have not been correctly or properly completed) in conformity with the Plans and Specifications ("Punch List Items"). Thereafter, Landlord shall proceed promptly to complete and correct all Punch List Items.

                        II.  SPACE PLANNING AND ENGINEERING

     2.1 Landlord shall, within three (3) business days after the date hereof, provide to Tenant (or "Tenant's Architect" as hereinafter defined) the architectural and engineering drawings for the Building and related improvements ("Landlord's Drawings").

     2.2 Tenant shall provide to Landlord Tenant-approved space plans for the Premises (collectively referred to herein as "Space Plans") prepared by Acquilano Leslie, Incorporated (the "Architect"). The Space Plans shall be sufficiently complete to permit Landlord to review such drawings for the purpose of determining conformity with the base building specifications for the Building and for the purposes described in Section 2.3 below.

     2.3 Within three (3) business days of receipt by Landlord of the Space Plans, Landlord and engineers selected by Landlord ("Landlord's Engineers") shall review the Space Plans and confer with Tenant concerning such review. The Architect shall advise Landlord and Landlord's Engineers whether the Building HVAC System and/or the electrical service will have to be supplemented in order to allow installation of work shown on the Space Plans. It Landlord determines that the Space Plans (i) are inconsistent with the base building specifications for the Building, including, without limitation, the HVAC system or electrical system; (ii) are not sufficiently complete to permit Landlord to review them for the purposes set forth herein; or (iii) indicate space usages inconsistent with the Lease, Landlord shall so advise Tenant and Tenant shall revise the Space Plans accordingly and resubmit them to Landlord and the review procedure and time frames set forth above shall be repeated. Landlord shall pay all costs and expenses incurred in connection with review and approval of the Space Plans by Landlord's Engineers, which costs shall not be included within the Allowance as hereinafter provided. When approved by Landlord and Tenant, the Space Plans shall be acknowledged as such by Landlord and Tenant signing each sheet therefor and such approved drawings shall be deemed the "Approved Space Plans."

     2.4 Based upon the Approved Space Plans, Tenant shall have prepared the structural, plumbing, fire protection, mechanical controls, electrical and life safety engineering drawings ("Engineering working Drawings"). The costs for the preparation of the Engineering working Drawings shall be borne by Tenant, subject to Landlord's payment of the Allowance provided in the Lease .

     2.5 Tenant shall provide Landlord with architectural working drawings prepared by the Architect (the Architectural Working Drawings") for the Premises approved by Tenant for review by Landlord and Landlord's Engineers. The Architectural Working Drawings shall be coordinated by the Architect with the Engineering Working Drawings. The Architectural working Drawings shall be a logical extension of the Approved Space Plans. If the review by Landlord or Landlord's Engineers uncovers design errors, Landlord shall give notice thereof within four (4) business days after Landlord's receipt of Architectural Working Drawings submitted by Tenant; if the drawings are deemed acceptable, Landlord shall communicate its approval on or before the expiration of such period. If Landlord does not reply within such period, it shall be deemed that Landlord has no objection thereto. If Landlord notifies Tenant of design errors, Tenant shall revise the Architectural Working Drawings accordingly and resubmit them to Landlord and the review procedure set forth above shall be repeated. When approved by Landlord and Tenant, the Engineering Working Drawings and the Architectural Working Drawings shall be acknowledged as such by Tenant and Landlord signing each sheet thereof and such approved drawings shall be deemed the "Final Working Drawings." Landlord shall pay all costs and expenses incurred in connection with its review and approval of the Architectural working Drawings.

     2.6 Material changes to the Final Working Drawings may be made only upon prior written approval of Landlord, which approval shall not be unreasonably withheld. Landlord shall respond to all written requests for changes within three (3) business days of Landlord's receipt of the same. If Landlord does not respond within much period, Landlord shall be deemed to have consented to the requested changes.

                III. TENANT FINISH WORK AND TENANT FINISH ALLOWANCE

     3.1 Following approval of the Final Working Drawings, Tenant shall be responsible for the diligent completion of all tenant finish work substantially in accordance with the Final Working Drawings (the "Tenant Finish Work"), at its sole cost and expense, subject to Landlord's payment of the Allowance. Landlord shall deliver possession of the Premises to Tenant for the purpose of completing the Tenant Finish Work within two (2) business days after approval of the Final Working Drawings (the 'Delivery Date").

     3.2 Landlord, at no cost or expense to Tenant, shall assist Tenant in obtaining three bids from qualified contractors to handle the Tenant Finish Work and Tenant shall thereafter enter into a direct contract for design and construction services to complete the Tenant Finish Work with one of the proposed contractors (and subcontractors) (all of whom are collectively referred to herein as "Tenant's Contractors") .

     3.3 Landlord shall have no obligation with respect to Tenant's Contractors except for the provision to Tenant's Contractors of so-called "value engineering" services.

     3.4 In connection with performance of all work by Tenant's Contractors, Tenant shall assume full responsibility therefor, and for all Tenant's and/or Tenant's Contractors' property, equipment, materials, tools or machinery placed or stored in the Premises during the completion of the Tenant Finish Work. Further, all work performed by Tenant's Contractors shall be in compliance with all applicable local, state and federal laws, and rules and regulations applicable thereto. Tenant shall be responsible for causing all such work to be performed in a good and workmanlike manner.

     3.5 Tenant shall cause Tenant's Contractors to: (i) conduct their work in such a manner so as not to unreasonably interfere with any other construction occurring on or in the Building, if any; (ii) maintain such insurance and bonds in force and effect as is customary for a construction project of this type but in any event not less than that required by applicable law; and (iii) be mutually responsible for reaching agreement with Landlord's Engineers as to the terms and conditions for hoisting, systems interfacing, and use of temporary utilities, if necessary.

     3.6 Landlord shall pay the cost of the Tenant Finish Work completed in accordance with the Final Working Drawings (including the cost of preparation of the Space Plans and Working Drawings and Landlord's review thereof) up to the maximum Allowance set forth in Section 2.04 of the Lease. Except as otherwise provided above, the cost of all Tenant Finish Work in excess of the Allowance to which Tenant is entitled as set forth above shall be at Tenant's expense.

     3.7 As design, engineering, and construction work of the Premises is completed and Tenant (or its construction manager) receives invoices therefor, Tenant's Contractor shall submit a request for payment to Landlord in the customary forms (including supporting documentation) utilized in the construction industry. Any such request received by the first day of a month shall be paid by the fifteenth (15th) day of that month. In the event that Tenant's construction contract contains payment provisions which are less favorable to Tenant than those described in the previous sentence, Landlord and Tenant shall cooperate to minimize the adverse financial consequences to Tenant arising from delayed payment by Landlord. Landlord shall pay the amounts requested by delivery to Tenant of Landlord's check(s) payable to Tenant or, at Tenant's option, payable to Tenant's contractors.

     3.8 Except for Landlord's obligation to pay the Allowance, Tenant shall be responsible, at its sole cost and expense, for all work and materials utilized in connection with the Tenant Finish Work.

     3.9 Tenant agrees to submit to Landlord copies, consisting of one reverse mylar sepia and two blueprint copies, of the record drawings with approved changes to the Final Working Drawings shown thereon upon completion of all work by Tenant's Contractors.

     3.10 Tenant has designated Brad Wherry as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act behalf of the Tenant as required in this Work Letter. Tenant shall have the right, by written notice to Landlord, to change its designated representative.

     3.11 Landlord has designated Darrell Groth as its representative with respect to Landlord's responsibilities under this Work Letter, who shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter. Landlord shall have the right, by written notice to Tenant, to change its designated representative.

     3.12 Any and all notices required to be given hereunder shall be in writing in accordance with the terms and provisions of the Lease. However, in all cases notices shall also be given to those individuals to be specified pursuant to Paragraphs 3.10 and 3.11 above.

                              Very truly yours,

                              BR VENTURE, LLC,
                              a Delaware limited liability company

                              By:
                                   ----------------------------------------
                                   Authorized Agent

                                             "Landlord"

ACCEPTED AND APPROVED this ____ day
of September 1996.

RHYTMS NETCONNECTIONS, INC.
a Delaware corporation

By:
     ------------------------------------
Title:
       ----------------------------------

ATTEST:

By:
     ------------------------------------

Title:
       ----------------------------------

     "Tenant"

                                     SCHEDULE 1

                                  LANDLORD'S WORK
                           (BASE BUILDING SPECIFICATIONS)

The following items are not part of Tenant Improvements, and have been included in the the base building at Landlord's expense:

          1. Masonry insulated exterior walls, grey tinted insulated store front system, steel bar joint metal deck roof framing with ballasted 45 ml. EPDM roof over R-19 roof insulation. Slab on grade is 5" reinforced concrete.

          2. Sanitary sewer line to the Building is 4" and ready for Tenant connection.

          3. Domestic water service to the Building is 1" meter with 1-1/2" line run to bar joists.

          4. Electrical service to the Building is a 2,000 amp bussed gutter system, with the panel located on the west side of the Building but excluding distribution of such electrical service within the Building.

          5.   Fire alarm control panel is provided for Tenant connection.

          6. Fire protection sprinkler system designed to .29 GPM/sq. ft. over 2,000 square feet.

          7. Base exterior Building lighting (includes no interior lighting for the Building).

          8. Conduit from the Building to South Revere Parkway for fiber optic hookup.

          9. All exterior site work required by the development plan approved by applicable governmental authorities, including landscaping, parking lot and sidewalks.